UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2016

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan	32-0058047
(State of Incorporation)	(IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)

(248) 946-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Amendment to the Balance Sheet Presentation of Debt Issuance Costs

In April 2015, the Financial Accounting Standards Board issued authoritative guidance that amends the balance sheet presentation of debt issuance costs. This new standard requires debt issuance costs to be shown as a direct deduction from the carrying amount of the related debt, consistent with debt discounts. The guidance is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2015. On January 1, 2016, ITC Holdings Corp. (the “Company”) and its subsidiaries adopted this guidance retrospectively. The following shows the impact of this adoption on the consolidated statement of financial position as of December 31, 2014, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015:

(In thousands)	Reported	Adjustment	Adjusted
Deferred financing fees (net of accumulated amortization)	$30,311	$(27,248)	$3,063
Debt maturing within one year	175,000	(342)	174,658
Long-term debt	3,928,586	(26,906)	3,901,680

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 2, 2016

ITC HOLDINGS CORP.

	By:	/s/ Christine Mason Soneral
Christine Mason Soneral
	Its:	Senior Vice President and General Counsel